Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

The Board of Directors
Lakeland Bancorp, Inc.:
We consent to the incorporation by reference in the registration statements of Lakeland Bancorp, Inc. and subsidiaries (the Company) on Form S-3 (File No. 333-214441, effective December 23, 2016) and on Forms S-8 (File No. 333-189059, effective June 3, 2013; File No. 333-159664, effective June 2, 2009; File No. 333-125616, effective June 8, 2005; and File No. 333-34296, effective April 7, 2000) of the Company of our reports dated February 28, 2018, with respect to the consolidated balance sheets of the Company as of December 31, 2017 and 2016, and the related consolidated statements of income, comprehensive income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes (collectively, the consolidated financial statements), and the effectiveness of internal control over financial reporting as of December 31, 2017, which reports appear in the December 31, 2017 annual report on Form 10‑K of the Company.
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/s/ KPMG LLP
Short Hills, New Jersey, February 28, 2018